SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 17, 2007

THE LEXINGTON MASTER LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50268	11-3636084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (212) 692-7200

________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___         Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

This Current Report on Form 8-K of The Lexington Master Limited Partnership updates Part II, Items 6, 7 and 8 of our Annual Report on Form 10-K for the year ended December 31, 2005. We are electing to re-issue in an updated format the presentation of our historical financial statements to reclassify the income and expenses of 57 properties (50 of which were leased to Albertson’s Inc., three of which were leased to The Kroger Company and four of which were leased to Honeywell International, Inc.) to discontinued operations on the consolidated statements of operations and comprehensive income. These reclassifications have no effect on our reported net income.

The information contained in this Current Report on Form 8-K is presented as of December 31, 2005, and other than as indicated above, has not been updated to reflect developments subsequent to this date.  All other items of the Annual Report on Form 10-K remain unchanged.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished as part of this Report on Form 8-K:

99.1	Item 6. Selected Financial Data
Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Item 8. Financial Statements and Supplemental Data

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 17th day of January, 2007.

THE LEXINGTON MASTER LIMITED PARTNERSHIP

By:	Lex-GP I Trust
General Partner

By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit List

The following exhibits are furnished as part of this Report on Form 8-K:

99.1	Item 6. Selected Financial Data
Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Item 8. Financial Statements and Supplemental Data